Exhibit 10.02

Commitment Letter Regarding Shareholding Intent and Intent to Reduce Shareholding
Given that ACM Research (Shanghai), Inc. (hereinafter referred to as the “company”) intends to apply for an initial public offering of shares and be listed on the Science and Technology Board (hereinafter referred to as “this issuance and listing”), the enterprise / I as the controlling shareholder / actual controller of the company, make the following commitment regarding the company’s shareholding intent and intent to reduce shareholding:
1. After the lock-up period for holding the company’s shares has expired, the enterprise / I will decide whether to reduce the shareholding and the number of shares to be reduced according to the actual needs and secondary market conditions.
2. If the enterprise / I intend to reduce the company’s shares issued prior to the listing (hereinafter referred to as “pre-issuance shares”), the enterprise / I will strictly abide by the relevant regulations of the China Securities Regulatory Commission and the Shanghai Stock Exchange regarding shareholders’ holding reduction, carefully formulate shareholding reduction plans, and clarify and disclose the company’s control arrangements in advance to ensure the company’s continued stable operation; if the enterprise / I intend to reduce the company’s shares within two years after the expiration of the lock-up period, the price will not be lower than the issue price of the company’s initial public offering of stocks (if the company has incurred ex-rights and ex-dividends such as dividend payouts, bonus shares, capital reserve conversion to increase in share capital, and additional new shares after the company’s initial public offering, the price of reduction of shares shall be adjusted accordingly in accordance with the regulations), and the company will make announcements within the three trading days before the reduction or the time period stipulated by relevant laws and regulations, and disclose in the relevant information disclosure documents with respect to the reasons for the reduction of shares, the number of shares to be reduced, the intention to hold shares in the future, and the impact of the reduction of shareholding on the company’s governance structure, shareholding structure, and continuous operation.
3. If the enterprise / I reduce(s) the company’s pre-issuance shares after the expiration of the lock-up period, the methods and procedures for reducing the shareholding will strictly comply with the Company Law of the People’s Republic of China, Securities Law of the People’s Republic of China and other applicable laws and administrative regulations, departmental regulations, regulatory documents and relevant regulatory rules on share reduction and information disclosure.
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(There is no text on this page, it is the signature page of the Commitment Letter Regarding Shareholding Intent and Intent to Reduce Shareholding)

ACM RESEARCH, INC.

Signature: /s/ Hui Wang

Name: HUI WANG

Title: Authorized representative

Date: Year Month Day

(There is no text on this page, it is the signature page of the Commitment Letter Regarding Shareholding Intent and Intent to Reduce Shareholding)

/s/ Hui Wang

HUI WANG